UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 30, 2022, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, issued the following press release:

Norcross Files Suit to Compel Republic First to Stop Delay and Concealment, Comply with Books and Records Request Made 6 Weeks Ago

Republic First’s Failure to Provide Information Follows its Apparent Inability to Timely File Required 10-K with SEC, Schedule Annual Meeting or Respond to Offer to Purchase Up to a Majority of the Company, Inject $50 Million into Bank’s Operations

CAMDEN, NJ: Yesterday, George E. Norcross, III, filed a lawsuit to compel Republic First Bancorp, Inc. (FRBK) (“Republic First”or “Company”) to make available for inspection the Company’s books and records as is required under Pennsylvania law. Filed in the Philadelphia Court of Common Pleas, the new suit was necessitated by Republic First’s repeated attempts over a six-week period to prevent turning over the records, including information about related party transactions, and impose unreasonable and unworkable restrictions on their dissemination, effectively refusing to make its books available to Norcross and his partners, Gregory B. Braca and Philip A. Norcross. The trio, who combined are the largest non-institutional shareholder of Company, collectively holding or otherwise controlling 9.6% of the Company’s stock, first sent a demand for access to specific Company information on February 16, 2022, with a supplemental demand sent on March 7, 2022 and a third communication sent on March 21, 2022 demanding that the Company be fully transparent with its shareholders.

The refusal of Republic First to provide the legally required access to Company information to the Norcross Braca group despite their entitlement to it under Pennsylvania law comes at a time when it appears the Company is unable to complete even basic and required functions. In recent weeks, the Company gave notice to the Securities and Exchange Commission (SEC) it was unable to timely file its required Form 10-K. The Company has also failed to schedule its annual meeting and to respond to an offer by the Norcross Braca group made on March 11, 2022 to inject $50 million into its operations through the purchase of newly-issued non-voting preferred stock of the Company and obtain up to a majority stake in the Company via the purchase of common stock in a subsequent transaction. After Republic First failed to respond by the initial deadline, the offer was extended for one week until it expired yesterday, Monday, March 28, 2022 with no response.

This is the second lawsuit Norcross has filed against Republic First in his role as a Company shareholder. On March 8, 2022, the three leaders of the Norcross Braca group filed a lawsuit against Republic First, Board members Vernon W. Hill, II, Brian Tierney, Theodore J. Flocco, Jr., and Barry Spevak regarding alleged efforts to modify employment and compensation agreements in order to entrench Hill as Chairman and CEO and disenfranchise the Republic First shareholders. That lawsuit was filed less than one week after half of the members of the Republic First board issued a public letter raising concerns about self-dealing and related party transactions by Messrs. Hill, Flocco, Tierney, and Spevak, that the other board members “believe would be harmful to the Company and a number of constituent groups.” The suit is pending in the Philadelphia Court of Common Pleas.

Please see the attached lawsuit filed by George Norcross today and visit www.sec.gov [sec.gov] [sec.gov [sec.gov]] to obtain copies of any Schedule 13D and 14A filings by the group, as amended from time to time.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Group (as defined below) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the election of directors of Republic First Bancorp, Inc. (the “Issuer”) at the upcoming 2022 annual meeting of shareholders (the “2022 Annual Meeting”).

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV [sec.gov] [sec.gov [sec.gov]]

George E. Norcross, III,	: IN THE COURT OF COMMON PLEAS OF
: PHILADELPHIA COUNTY
Plaintiff,	:
:
vs.	:
: CASE NO. _____________________
Republic First Bancorp, Inc.,	:
:
Defendant.	:
:
:
:
:
:
:

NOTICE

You have been sued in court. If you wish to defend against the claims set forth in the following pages, you must take action within twenty (20) days after this complaint and notice are served, by entering a written appearance personally or by attorney and filing in writing with the court your defenses or objections to the claims set forth against you. You are warned that if you fail to do so the case may proceed without you and a judgment may be entered against you by the court without further notice for any money claimed in the complaint or for any other claim or relief requested by the plaintiff. You may lose money or property or other rights important to you.

YOU SHOULD TAKE THIS PAPER TO YOUR LAWYER AT ONCE. IF YOU DO NOT HAVE A LAWYER OR CANNOT AFFORD ONE, GO TO OR TELEPHONE THE OFFICE SET FORTH BELOW TO FIND OUT WHERE YOU CAN GET LEGAL HELP.

AVISO

Le han demandado a usted en la corte. Si usted quiere defenderse de estas demandas expuestas en las paginas siguientes, usted tiene veinte (20) dias de plazo al partir de la fecha de la demanda y la notificacion. Hace falta asentar una comparencia escrita o en persona o con un abogado y entregar a la corte en forma escrita sus defensas o sus objeciones a las demandas en contra de su persona. Sea avisado que si usted no se defiende, la courte tomara medidas y puede continuar la demanda en contra suya sin previo aviso o notificacion. Ademas la corte puede decidir a favor del demandante y requiere que usted cumpla con todas las provisiones de esta demanda. Usted puede perder dinero o sus propiedades u otros derechos importantes para usted.

LLEVE ESTA DEMANDA A UN ABOGADO INMEDIATAMENTE. SI NO TIENE ABOGADO O SI NO TIENE EL DINERO SUFICIENTE DE PAGAR TAL SERVICIO, VAYA EN PERSONA O LLAME POR TELEFONO A LA OFICINA CUYA DIRECCION SE ENCUENTRA ESCRITA ABAJO PARA AVERIGUAR DONDE SE PUEDE CONSEGUIR ASISTENCIA LEGAL.

PHILADELPHIA BAR ASSOCIATION	ASOCIACION DE LICENCIADOS DE
Lawyer Referral and Information Service	FILADELFIA
One Reading Center	Servicio De Referencia E Informacion Legal
Philadelphia, PA 19107	One Reading Center
(215) 238-6333	Filadelfia, Pennsylvania 19107
TTY (215) 451-6197	(215) 238-6333
TTY (215) 451-6197

2

BALLARD SPAHR LLP
By:	David H. Pittinsky (PA No. 4552)
Adrian R. King, Jr. (PA No. 69315)
M. Norman Goldberger (PA No. 28241)
Laura E. Krabill (PA No. 76879)
Timothy D. Katsiff (PA No. 75490)
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
215.864.8622		Attorneys for Plaintiff
kinga@ballardspahr.com		George E. Norcross, III

George E. Norcross, III,	: IN THE COURT OF COMMON PLEAS
: OF PHILADELPHIA COUNTY
Plaintiff,	:
:
vs.	:
: CASE NO. ___________________
Republic First Bancorp, Inc.,	:
:
Defendant.	:
:
:

VERIFIED COMPLAINT

Plaintiff George E. Norcross, III (“Norcross”), for his Verified Complaint (“Complaint”) against defendant Republic First Bancorp, Inc. (“Republic First” or the “Company”), a Pennsylvania corporation, by his undersigned attorneys, alleges, upon personal knowledge with regard to Plaintiff’s own acts and upon information and belief as to all other matters, as follows:

NATURE OF THE ACTION

1. This is an action to require defendant Republic First to comply with its obligations to provide books and records in response to a valid shareholder demand under 15 Pa. C.S. § 1508.

2. Plaintiff Norcross is a shareholder of Republic First, beneficially owning 674,572 shares. He has publicly opposed various actions of Republic First and has stated publicly his support for a slate of candidates for election to the board of directors proposed by another shareholder, Driver Management Company, LLC (without communicating with that shareholder), in lieu of three incumbent directors at the next annual meeting of shareholders.

3. On February 16, 2022, Norcross delivered a written, verified demand to Republic First seeking inspection of specific books and records of the Company under 15 Pa. C.S. § 1508 (the “Books and Records Demand”). A true and correct copy of the Books and Records Demand is attached hereto as Exhibit A.

4. The Books and Records Demand sought from the Company information regarding the identity of its current shareholders and, in paragraph (h), asked for “[a]ll documents and information in the Company’s books and records (including any materials provided to the Board and the minutes of any relevant Board meetings) regarding transactions between the Company, on the one hand, and any directors, officers or shareholders of the Company, including spouses, children and business partners thereof, on the other hand, other than in the course of ordinary course banking relationships such as deposits or loan transactions on arms’-length terms, whether or not such transactions are subject to disclosure in the Company’s proxy statements or periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended . . .” Exhibit A, pp. 1-2.

5. Norcross sought these documents “to enable [him] (including as part of his group) to communicate with fellow shareholders of the Company on matters relating to their mutual interest as shareholders and to determine whether the Board properly discharged its duties with respect to any such transactions in respect of paragraph (h) above.” Id., p. 3.

6. On March 2, 2022, the Company responded to the Books and Records Demand. A true and correct copy of the March 2, 2022 response is attached as Exhibit B.

7. In its March 2, 2022 response, the Company did not object to Norcross’s standing as a shareholder to demand books and records or dispute that he stated a proper purpose. Instead, it agreed to provide “information within its possession to which Mr. Norcross is entitled under Section 1508” with respect to the shareholder information, “subject to the entry of a confidentiality agreement” and for the request in paragraph (h), directed Norcross to the “Related Party Transaction portions of the 2019-2021 Proxy Statements” and stated: “In addition, to the extent there are minutes from board meetings at which the identified contracts were discussed or approved, they will be produced subject to confidentiality.” Id.

8. Yet, over one month later, the Company has still not made available to Norcross a single document in response to the Books and Records Demand, instead insisting on a confidentiality agreement before providing even a share register and delaying based on seriatim edits to a draft confidentiality agreement.

9. Indeed, while the parties had agreed to all but one clause in a draft confidentiality agreement (where Norcross’s counsel made one edit that was consistent with the first draft provided by the Company), the Company delayed eight days in responding to the draft and just today presented a draft confidentiality agreement incorporating several new onerous provisions it knew Norcross could not accept. For instance, the Company’s new draft for the first time purports to prohibit Norcross from using the Company’s shareholder list to communicate with other Republic First shareholders about matters of mutual interest unless all of the Company’s public shareholders also agree to abide by the confidentiality agreement. This provision is entirely unreasonable — Norcross cannot demand that the Company’s public shareholders accede to a confidentiality agreement before communicating with them using the Company’s shareholder list. The provision is also incoherent – Norcross cannot secure confidentiality agreements from an ever-changing universe of public shareholders.

10. The Company is not negotiating the confidential agreement in good faith and instead using it as a tool to delay and conceal documents Norcross is entitled to inspect as a shareholder of a Pennsylvania company.

11. Norcross has complied with the provisions of 15 Pa. C.S. § 1508(b) and his inspection is for a proper purpose. He therefore applies to this Court, pursuant to 15 Pa. C.S. § 1508(c), for an order to compel the inspection of the documents sought in his Books and Records Demand. The Court should summarily order Republic First to permit Norcross to inspect the share register and the other books and records of the corporation he demands without further delay.

THE PARTIES

12. Plaintiff George E. Norcross, III is the beneficial owner of 674,572 shares of common stock of the Company. Mr. Norcross is a successful businessman and Executive Chairman of Conner Strong & Buckelew Companies LLC, one of the nation’s 30 largest insurance, risk management and employee benefits brokerage and consulting firms. Mr. Norcross has been the head of Conner Strong & Buckelew and predecessor companies since founding the firm in 1979 in a basement office in Camden, New Jersey. Mr. Norcross has a long history with and deep knowledge about the banking industry and has served in the leadership of numerous charitable organizations.

13. Defendant Republic First is a corporation incorporated under the laws of the Commonwealth of Pennsylvania, with its registered office and principal executive offices located in Two Liberty Place, in Philadelphia, Pennsylvania. Republic First is the holding company for Republic First Bank. Republic First’s common stock is publicly traded on the Nasdaq stock exchange under the ticker symbol FRBK.

JURISDICTION AND VENUE

14. This Court has jurisdiction pursuant to 42 Pa. C.S. § 931(a) and 15 Pa. C.S. § 1508.

15. Venue is proper in Philadelphia County because Republic First’s registered office and principal place of business is in Philadelphia County and certain of the acts giving rise to this suit took place in Philadelphia County.

FACTUAL BACKGROUND

16. As discussed above, on February 16, 2022, Norcross delivered a written, verified demand to Republic First seeking inspection of specific books and records of the Company under 15 Pa. C.S. § 1508. Exhibit A.

17. The Books and Records Demand was directed to the Company at its principal place of business. Id.

18. In the Books and Records Demand, Norcross agreed to “bear the reasonable costs incurred by the Company in producing the records requested” and designated and authorized as his agents to conduct the inspection and copying during the Company’s usual hours for business his counsel at Ballard Spahr LLP and Sullivan & Cromwell LLP and their respective partners, associates, employees and other persons designated by them, enclosing a power-of-attorney granted to those designees. Id.

19. The Books and Records Demand sought from the Company information regarding the identity of its current shareholders and, in paragraph (h) of the request, asked for “[a]ll documents and information in the Company’s books and records (including any materials provided to the Board and the minutes of any relevant Board meetings) regarding transactions between the Company, on the one hand, and any directors, officers or shareholders of the Company, including spouses, children and business partners thereof, on the other hand, other than in the course of ordinary course banking relationships such as deposits or loan transactions on arms’-length terms, whether or not such transactions are subject to disclosure in the Company’s proxy statements or periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended . . .” Id., pp. 1-2.

20. The purpose of the Books and Records Demand was “to enable the Requesting Shareholder (including as part of his group) to communicate with fellow shareholders of the Company on matters relating to their mutual interest as shareholders and to determine whether the Board properly discharged its duties with respect to any such transactions in respect of paragraph (h) above.” Id., p. 3.

21. Norcross’ purpose in seeking books and records from the Company is reasonably related to his interests as a shareholder of Republic First, including to communicate with other shareholders of the Company in connection with the on-going proxy contest for election of directors and to investigate potential wrongdoing of the Company or its board of directors or management in engaging in related party transactions to the detriment of the Company.

22. Indeed, Norcross has a reasonable basis to believe that Republic First may be engaging in improper, undisclosed related party transactions in light of the history of its current Chairman and Chief Executive Officer, Vernon W. Hill, II, engaging in such transactions earlier in his career (resulting in regulatory scrutiny and his removal as an officer and director from two different banks).

23. On March 2, 2022, the Company responded to the Books and Records Demand. Exhibit B.

24. The Company did not object to the Books and Records Demand on any basis other than obliquely to the scope of certain information requested. Instead, in its response, the Company agreed to provide “information within its possession to which Mr. Norcross is entitled under Section 1508” with respect to the shareholder information, “subject to the entry of a confidentiality agreement” and provided a proposed agreement. Id.

25. For the requests in paragraph (h), the Company directed Norcross to the “Related Party Transaction portions of the 2019-2021 Proxy Statements” and stated: “In addition, to the extent there are minutes from board meetings at which the identified contracts were discussed or approved, they will be produced subject to confidentiality.” Id. Accordingly, the Company did not dispute that information requested in paragraph (h) was a proper subject of Mr. Norcross’s Books and Records Demand.

26. The March 2, 2022 response was inadequate and, in particular, failed to fully address the books and records sought in paragraph (h) of the Books and Records Demand. Furthermore, the Company had no legitimate basis to demand confidential treatment of the shareholder list or other records relating to the identity of the Company’s shareholders.

27. On March 4, 2022, by email from his counsel at Ballard Spahr, Norcross requested that the shareholder list be provided without delay. A true and correct copy of the March 4, 2022 email from Ballard Spahr is attached as Exhibit C. Simultaneously, Norcross’s counsel provided edits to the draft confidentiality agreement provided by the Company with its March 2, 2022 response. Id.

28. In addition, on March 4, 2022, four of the members of the Republic First board of directors issued a press release that heightened and confirmed Norcross’s concerns about Republic First’s engagement in potentially improper related party transactions. A true and correct copy of the March 4, 2022, press release is attached as Exhibit D.

29. In the press release, the four board members noted that the other members of the Republic First board (including Mr. Hill) were attempting to take actions that would be harmful to the Company and destroy shareholder value, including: “Extension of a contract to have a company owned by Hill’s wife, Shirley, handle architecture, interior design and related services for the bank’s branches; [and] Agreements obligating the incurring [of] expenses related to the opening of new branches and the renovation of existing ones.” Id.

30. Accordingly, on March 7, 2022, Norcross submitted a supplement to the original Books and Records Demand, providing further detail regarding the documents Norcross sought under paragraph (h) of the Books and Records Demand concerning the Company’s related-party transactions (the “Supplemental Demand”). A true and correct copy of the March 7, 2022, Supplemental Demand is attached as Exhibit E.

31. The Supplemental Demand provided additional detail on Norcross’s purpose in seeking information about the Company’s related party transactions, including his substantial reasons for believing that an investigation of the Board’s actions in discharging its duties with respect to any such transactions was warranted. Id., pp. 1-3.

32. Among other things, the Supplemental Demand summarized “Mr. Hill’s never-ending troubles with banking regulators in the United States and United Kingdom, and his prolific and systematic engagement of family members, business partners and other associates . . . in reported and unreported related-party transactions.” Id., p. 1.

33. The Supplemental Demand then specifically identified the following documents for the Company to provide for inspection and copying (all of which are subsumed within paragraph (h) of the initial Books and Records Demand):

(a) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Vernon W. Hill, II or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Hill.

(b) All documentation in the Company’s possession relating to any inquiries, complaints, sanctions, findings or other regulatory or governmental investigations of Vernon W. Hill, II, including any investigation or proceeding conducted by the Board of Governors of the Federal Reserve BankSystem (including the Federal Reserve Bank), Office of the Comptroller of the Currency, Secretary of Banking of the Commonwealth of Pennsylvania, Commissioner of Banking of the State of New Jersey; regulatory banking authority of in the United Kingdom (The Financial Conduct Authority), or any other appropriate entity, and include with such documentation any findings and reports of such agencies with respect to said investigations or review.

(c) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Shirley Hill or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mrs. Hill.

(d) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to John P. Silvestri or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Silvestri.

(e) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid (directly or indirectly) to Theodore J. Flocco, Jr. or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Flocco.

(f) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Brian P. Tierney, or any siblings, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Tierney, including anything of value paid (including commissions) by entities where Company advertising or promotional materials were placed.

(g) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Site Development, InterState Commercial Real Estate or any entity (including any trust, similar estate planning entity or special purpose entity) owned, managed, associated or controlled (directly or indirectly) by John P. Silvestri or any siblings, spouse, children and other relatives (whether by blood, marriage or otherwise) of Mr. Silvestri.

(h) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Tierney Communications, Brian Communications, Real Time Media or any entity (including any trust, similar estate planning entity or special purpose entity) owned, managed, associated or controlled (directly or indirectly) by Brian P. Tierney or any siblings, children and other relatives (whether by blood, marriage or otherwise) of Mr. Tierney, including anything of value paid (including commissions) by entities where Company online, advertising or promotional materials were placed.

(i) All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to InterArch ( including any fees/commissions/or anything of value paid by people or entities suppling products (including furniture, fixtures or equipment) or services (architecture, interior design or planning) or any entity (including any trust, similar estate planning entity or special purpose entity) owned, managed, associated or controlled (directly or indirectly) by Shirley Hill or any siblings, spouse, children and other relatives (whether by blood, marriage or otherwise) of Ms. Hill.

(j) All documentation relating to any vendors, contractors, subcontractors, suppliers, professional consultants, furniture and equipment providers, brokers, attorneys, engineers, architects, interior decorators or any other person or entity that was paid or transferred by the Company or any affiliate (directly or indirectly) for work or services, with respect to the acquisition, development or construction of any of the Company’s branches (stores) or properties.

(k) All documentation relating to the ownership and utilization of the Company’s branches (stores) and properties, including copies of any leases, along with names and ownership of lessors, if not Company-owned; and if Company-owned, all information relating to acquisition, including name and ownership of seller, date of acquisition and settlement documentation.

(l) All documentation relating to any title insurance premiums paid or transferred by the Company or any affiliate (directly or indirectly) with respect to any of the Company’s branches (stores), properties or any of its businesses, including loan originations.

(m) All documentation relating to any appraisals/valuation services paid or transferred by the Company or any affiliate (directly or indirectly) with respect to any of the Company’s branches (stores), properties or any of its businesses, including loan originations.

(n) All documentation relating to any real estate commissions paid or transferred by the Company or any affiliate (directly or indirectly) with respect to the purchase or lease of any of the Company’s branches (stores) or other properties.

(o) All documentation relating to Glassboro Properties, LLC, including copy of lease with respect to the Company’s Glassboro branch (store), along with any information relating to ownership of Glassboro Properties, LLC, including a list of any members, owners, officers or directors and their holdings.

(p) All documentation relating to SDI Commercial Real Estate LLC, along with any information relating to ownership of SDI Commercial Real Estate LLC, including a list of any members, owners, officers or directors and their holdings.

(q) All documentation relating to work performed by InterArch, as described in the Company’s Annual Reports and 2021 Proxy Statements, including copies of all communications, engagement letters, work product, records, billings, payments and other information pertaining thereto.

(r) A detailed list of all Company shares held by Vernon W. Hill, II, Shirley Hill, John P. Silvestri, Theodore J. Flocco, Jr., and Brian P. Tierney, along with any shares held by any entity (directly or indirectly) (including any trust, similar estate planning entity or special purpose entity) owned, managed, controlled or associated (directly or indirectly) by or with them, their siblings, spouses, children or any other relatives (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Hill, Ms. Hill, Mr. Silvestri, Mr. Flocco or Mr. Tierney.

Id., pp. 3-6.

34. On March 7, 2022, counsel for Norcross also spoke with counsel for the Company regarding the draft confidentiality agreement. Based on that discussion, Norcross’ counsel emailed a further revised draft confidentiality agreement to the Company to address its stated position. A true and correct copy of a March 7, 2022 email with draft confidentiality agreement is attached as Exhibit F.

35. Having received no response, on March 11, 2022, counsel for Norcross emailed Company counsel seeking to finalize the confidentiality agreement and obtain information about the status of the document inspection. A true and correct copy of the March 11, 2022 email is attached as Exhibit G.

36. On March 14, 2022, counsel for the Company finally responded, providing further edits to the draft confidentiality agreement. A true and correct copy of the March 14, 2022 email with draft confidentiality agreement is attached as Exhibit H.

37. On March 15, 2022, counsel for the Company responded to the Supplemental Demand refusing to provide any information sought, contending that the Supplemental Demand was not for a proper purpose, and reiterating the Company’s March 2nd response to the initial Books and Records Demand. A true and correct copy of the March 15, 2022 response is attached as Exhibit I.

38. Despite the Company inserting several provisions in the March 14th draft confidentiality agreement that were disadvantageous to Norcross, on March 21, 2022, to avoid further delay and obtain the inspection to which he is entitled, Norcross accepted all of the revisions with one edit, reincorporating language that the Company itself had proposed in the first draft. A true and correct copy of the March 21, 2022 email with draft confidentiality agreement is attached as Exhibit J.

39. On March 24, 2022, in addition to noting that the Company had still more revisions to make to the confidentiality agreement and asking for a Word version of the document, the Company’s counsel claimed: “with respect to the shareholder information, the company does not currently have a recent certified shareholder list. It has ordered a [name of beneficial owner] NOBO list as of April 1, 2022. Of course, it has not yet obtained that list.” A true and correct copy of the March 24, 2022, email is attached as Exhibit K.

40. Norcross’s counsel promptly provided the draft agreement and asked the Company to confirm that it would provide the NOBO list promptly upon its receipt by the Company. A true and correct copy of the March 24, 2022 email from Ballard is attached as Exhibit L.

41. Company counsel responded that they were “working on the agreement” and would provide it “as soon as the client signs off” and that, “[a]ssuming we have a confidentiality agreement in place, we will provide the list as promptly as practicable after receipt.” A true and correct copy of the March 25, 2022 email from Company counsel is attached as Exhibit M.

42. Finally, on March 29, 2022, eight days after receiving Norcross’s last draft, the Company presented a further revised confidentiality agreement that incorporated all new onerous provisions that are entirely unreasonable and unworkable. A true and correct copy of the March 29, 2022, email is attached as Exhibit N.

43. Among other things, the revisions the Company inserted would preclude Norcross from using any shareholder list provided by the Company to communicate with other shareholders unless he first obtained agreement from all other shareholders of a publicly traded company to adhere to the terms of the confidentiality agreement. Ex. N at draft agreement ¶ 3. The proposed agreement deems every scrap of paper provided by the Company to be confidential and thus subject to a bar against disclosure, without regard to the commercial sensitivity or importance of the information. It would require Norcross to be responsible for the actions of all other Republic First shareholders to whom he disclosed any information the Company broadly defines as “confidential.” Id. at ¶ 3(b). And, it would authorize Republic First to recover attorneys’ fees if it sued on the confidentiality agreement and prevailed “in any respect.” Id. ¶ 6.

44. The Company’s latest draft demonstrates that it is not seeking a confidentiality agreement for any proper purpose but is instead negotiating in bad faith to delay the inspection to which Norcross is entitled.

45. The Company’s actions here, combined with the four directors’ extraordinary action of issuing a press release warning shareholders of breaches of fiduciary duty and related party transactions, evidences the Company’s intent to cloak its misconduct in a shroud of secrecy and prevent Norcross from exercising his right to communicate with other shareholders so its shareholders cannot scrutinize mismanagement at the Company and vote to oust the incumbent directors at the next annual shareholder meeting.

46. It has been over one month since Norcross’s Books and Records Demand was served on the Company, and the Company has still not made a single responsive document available to Norcross — not even a shareholder list. The Company cannot be allowed to continue to wrongfully withhold documents Norcross is entitled to inspect under Pennsylvania law.

47. On March 15, 2022, Norcross (and the other members of his shareholder group) sent a letter to the board of the Company demanding that it establish a special committee of independent members to investigate potential wrong-doing and breaches of fiduciary duty by Hill and potentially other officers and directors, including engaging in undisclosed related party transactions. A true and correct copy of the March 15, 2022, demand letter is attached as Exhibit O.

48. Norcross had hoped to have the documents he sought in his Books and Records Demand before making a shareholder derivative demand relating to the breaches of fiduciary duty that appear to be occurring at the Company, but in light of the Company’s delay in responding to the Books and Records Demand and the immediate harm to the Company described in the March 4, 2022 press release from the concerned board members (Ex. D), Norcross could wait no longer.

49. Norcross nonetheless still needs the documents requested in his Books and Records Demand to advance his proper purpose of investigating potential wrongdoing by corporate insiders. While the Company has provided no response to the March 15, 2022 shareholder demand, Norcross intends to supplement that demand with information he receives in response to his Books and Records Demand to assist any special committee that may be appointed to investigate improper related party transactions.

50. The Company has no valid basis to refuse to make available the documents sought by Norcross in the Books and Records Demand, including those identified in paragraph (h) as further detailed in the Supplemental Demand.

51. The Company should not be permitted to continue to avoid its obligations under 15 Pa. C.S. § 1508 and must be ordered to make the requested documents available for inspection without further delay.

COUNT I:

(Declaratory and Injunctive Relief: Compel Inspection Under 15 Pa. C.S. § 1508)

52. Plaintiff incorporates by reference the foregoing paragraphs as if set forth fully herein.

53. 15 Pa. C.S. § 1508 gives every shareholder of a Pennsylvania company the right, “upon written verified demand stating the purpose thereof,” to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom.” 15 Pa. C.S. § 1508.

54. A proper purpose is “a purpose reasonably related to the interest of the person as a shareholder.” Id.

55. Where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. Id.

56. The demand may be directed to the corporation at its principal place of business. Id.

57. Under the statute, where the corporation “refuses to permit an inspection sought by a shareholder . . . , the shareholder may apply to the court for an order to compel the inspection. The court shall determine whether or not the person seeking inspection is entitled to the inspection sought. The court may summarily order the corporation to permit the shareholder to inspect the share register and the other books and records of the corporation and to make copies or extracts therefrom . . .” Id.

58. Norcross has complied with the provisions of Section 1508 in form and manner for making demand for inspection of documents, and the inspection he seeks is for a proper purpose.

59. Republic First has failed and refused to permit inspection of the books and records Norcross has sought in his Books and Records Demand.

60. Republic First does not dispute that Norcross’s Books and Records Demand was proper in form and manner nor does it dispute that he stated a proper purpose for the initial Books and Records Demand.

61. Republic First has no legitimate grounds for refusing to permit inspection of the books and records Norcross seeks.

62. Norcross has no adequate remedy at law.

63. The Court should therefore compel defendant Republic First to comply with its obligations under Section 1508 and summarily order Republic First to make available to Norcross and his agents, for inspection and copying, all of the documents Norcross seeks in his Books and Records Demand (including the Supplemental Demand) without delay.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff requests that this Court enter an Order:

A. Compelling defendant Republic First to comply with its obligations under 15 Pa. C.S. § 1508 in response to Norcross’s Books and Records Demand;

B. Summarily ordering defendant Republic First to make available to Norcross and his agents, for inspection and copying, the documents Norcross seeks in his Books and Records Demand (including the Supplemental Demand), including specifically:

(a)

A complete record or list of the holders of record of the outstanding shares of the Company’s capital stock (“Stock”), certified by the Company or its transfer agent and registrar, showing in respect of each such holder (A) the name, last known business, residence or mailing address, and telephone number of each such holder; (B) the number of shares of Stock held by each such holder; and (C) the account numbers of each such holder.

(b)

A complete record or list of the participants to whom shares of Stock are attributable under any employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan of the Company in which voting of shares under the plan is controlled, directly or indirectly, individually or collectively, by such plan’s participants, showing in respect of each such participant (i) the name, last known business, residence or mailing address, and telephone number of each such holder; (ii) the number of shares of Stock attributable to each such participant in any such plan; and (iii) the name, business address and telephone number of the trustee or administrator of any such plan, and a detailed explanation of the voting treatment not only of shares of Stock for which the trustee or administrator receives instructions from participants, but also shares of Stock for which either they do not receive instructions or shares of Stock which are outstanding in any such plan but are unallocated to any participant.

(c)

All transfer journals and daily transfer sheets showing changes in the names, addresses and number of shares of holders of Stock which are in or come into the possession or control of the Company or any of its transfer agents, registrars or proxy solicitors, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominees.

(d)

All information in or which comes into possession or control of the Company or any of its transfer agents, registrars or proxy solicitors, or which can reasonably be obtained from The Depository Trust Company (“DTC”), brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, concerning the names, addresses and number of shares of Stock held by the participating brokers and banks named in the individual nominee names of Cede & Co., specifically with respect to Cede & Co., the DTC Daily Participant Lists (to be provided electronically daily), or other similar depositories or nominees, including respondent bank lists.

(e)

All information in or that comes into the Company’s possession or control, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, relating to the names of the beneficial owners of Stock pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Securities Exchange Act of 1934, as amended, including a Non Objecting Beneficial Owners list.

(f)	All stop lists or stop transfer lists relating to any shares of Stock.

(g)

In respect of all information referred to in paragraphs (a) through (f) above, (i) electronic media containing such information, (ii) the computer processing data necessary for the Requesting Shareholder to make use of such information on electronic media, and (iii) a hard copy printout of such information for verification purposes.

(h)

All documents and information in the Company’s books and records (including any materials provided to the Board and the minutes of any relevant Board meetings) regarding transactions between the Company, on the one hand, and any directors, officers or shareholders of the Company, including spouses, children and business partners thereof, on the other hand, other than in the course of ordinary course banking relationships such as deposits or loan transactions on arms’-length terms, whether or not such transactions are subject to disclosure in the Company’s proxy statements or periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended . . .”

(i)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Vernon W. Hill, II or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Hill.

(j)

All documentation in the Company’s possession relating to any inquiries, complaints, sanctions, findings or other regulatory or governmental investigations of Vernon W. Hill, II, including any investigation or proceeding conducted by the Board of Governors of the Federal Reserve BankSystem (including the Federal Reserve Bank), Office of the Comptroller of the Currency, Secretary of Banking of the Commonwealth of Pennsylvania, Commissioner of Banking of the State of New Jersey; regulatory banking authority of in the United Kingdom (The Financial Conduct Authority), or any other appropriate entity, and include with such documentation any findings and reports of such agencies with respect to said investigations or review.

(k)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Shirley Hill or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mrs. Hill.

(l)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to John P. Silvestri or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Silvestri.

(m)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid (directly or indirectly) to Theodore J. Flocco, Jr. or any siblings, spouse, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Flocco.

(n)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Brian P. Tierney, or any siblings, children or any other relative (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Tierney, including anything of value paid (including commissions) by entities where Company advertising or promotional materials were placed.

(o)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Site Development, InterState Commercial Real Estate or any entity (including any trust, similar estate planning entity or special purpose entity) owned, managed, associated or controlled (directly or indirectly) by John P. Silvestri or any siblings, spouse, children and other relatives (whether by blood, marriage or otherwise) of Mr. Silvestri.

(p)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to Tierney Communications, Brian Communications, Real Time Media or any entity (including any trust, similar estate planning entity or special purpose entity) owned, managed, associated or controlled (directly or indirectly) by Brian P. Tierney or any siblings, children and other relatives (whether by blood, marriage or otherwise) of Mr. Tierney, including anything of value paid (including commissions) by entities where Company online, advertising or promotional materials were placed.

(q)

All documentation relating to any compensation, fees, lease payments, loans, extensions of credit, commissions or any other thing of value paid or transferred by the Company or any affiliate (directly or indirectly) to InterArch ( including any fees/commissions/or anything of value paid by people or entities suppling products (including furniture, fixtures or equipment) or services (architecture, interior design or planning) or any entity (including any trust, similar estate planning entity or special purpose entity) owned, managed, associated or controlled (directly or indirectly) by Shirley Hill or any siblings, spouse, children and other relatives (whether by blood, marriage or otherwise) of Ms. Hill.

(r)

All documentation relating to any vendors, contractors, subcontractors, suppliers, professional consultants, furniture and equipment providers, brokers, attorneys, engineers, architects, interior decorators or any other person or entity that was paid or transferred by the Company or any affiliate (directly or indirectly) for work or services, with respect to the acquisition, development or construction of any of the Company’s branches (stores) or properties.

(s)

All documentation relating to the ownership and utilization of the Company’s branches (stores) and properties, including copies of any leases, along with names and ownership of lessors, if not Company-owned; and if Company-owned, all information relating to acquisition, including name and ownership of seller, date of acquisition and settlement documentation.

(t)

All documentation relating to any title insurance premiums paid or transferred by the Company or any affiliate (directly or indirectly) with respect to any of the Company’s branches (stores), properties or any of its businesses, including loan originations.

(u)

All documentation relating to any appraisals/valuation services paid or transferred by the Company or any affiliate (directly or indirectly) with respect to any of the Company’s branches (stores), properties or any of its businesses, including loan originations.]

(v)

All documentation relating to any real estate commissions paid or transferred by the Company or any affiliate (directly or indirectly) with respect to the purchase or lease of any of the Company’s branches (stores) or other properties.

(w)

All documentation relating to Glassboro Properties, LLC, including copy of lease with respect to the Company’s Glassboro branch (store), along with any information relating to ownership of Glassboro Properties, LLC, including a list of any members, owners, officers or directors and their holdings.

(x)

All documentation relating to SDI Commercial Real Estate LLC, along with any information relating to ownership of SDI Commercial Real Estate LLC, including a list of any members, owners, officers or directors and their holdings.

(y)

All documentation relating to work performed by InterArch, as described in the Company’s Annual Reports and 2021 Proxy Statements, including copies of all communications, engagement letters, work product, records, billings, payments and other information pertaining thereto.

(z)

A detailed list of all Company shares held by Vernon W. Hill, II, Shirley Hill, John P. Silvestri, Theodore J. Flocco, Jr., and Brian P. Tierney, along with any shares held by any entity (directly or indirectly) (including any trust, similar estate planning entity or special purpose entity) owned, managed, controlled or associated (directly or indirectly) by or with them, their siblings, spouses, children or any other relatives (whether by blood, marriage or otherwise) or any business partner or associate of Mr. Hill, Ms. Hill, Mr. Silvestri, Mr. Flocco or Mr. Tierney.

C. Awarding Plaintiff his costs and disbursements in this action, including reasonable attorneys’ and experts’ fees; and

D. Granting Plaintiff such other and further relief as this Court may deem just and proper.

Dated: March 29, 2022

/s/ M. Norman Goldberger
David H. Pittinsky (PA No. 4552)
Adrian R. King (PA No. 69315)
M. Norman Goldberger (PA No. 28241)
Laura E. Krabill (PA No. 76879)
Timothy D. Katsiff (PA No. 75490)
BALLARD SPAHR LLP 1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599 215.864.8622 pittinsky@ballardspahr.com kinga@ballardspahr.com goldbergern@ballardspahr.com krabilll@ballardspahr.com katsifft@ballardspahr.com
Attorneys for Plaintiff

OF COUNSEL:

Brian T. Frawley

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004-2498

212.558.4000

frawleyb@sullcrom.com

CERTIFICATE OF COMPLIANCE

I certify that this filing complies with the provisions of the Case Records Public Access Policy of the Unified Judicial System of Pennsylvania that require filing confidential information and documents differently than non-confidential information and documents.

Dated: March 29, 2022	/s/ M. Norman Goldberger
M. Norman Goldberger

VERIFICATION

I hereby state that the statements made in the foregoing document are true and correct to the best of my knowledge, information and belief.

I understand that the statements in the foregoing document are made subject to the penalties of 18 Pa. C.S. § 4909 relating to unsworn falsification to authorities.

Dated: March 29, 2022	/s/ George E. Norcross III
George E. Norcross III